       As filed with the Securities and Exchange Commission on May 8, 2003
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               JARDEN CORPORATION
             (Exact name of registrant as specified in its charter)

         DELAWARE                                           35-1828377
 (State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                      Identification Number)

                               Jarden Corporation
                            555 Theodore Fremd Avenue
                               Rye, New York 10580
                                 (914) 967-9400

          (Address, including zip code, and telephone number, including area code, of principal executive offices)

                     ---------------------------------------

                  JARDEN CORPORATION 2003 STOCK INCENTIVE PLAN
              JARDEN CORPORATION 2003 EMPLOYEE STOCK PURCHASE PLAN

                            (Full title of the plan)
                     ---------------------------------------

                               Martin E. Franklin
                      Chairman and Chief Executive Officer
                               Jarden Corporation
                            555 Theodore Fremd Avenue
                               Rye, New York 10580
                                 (914) 967-9400
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                               Kane Kessler, P.C.
                           1350 Avenue of the Americas
                             New York, NY 10019-4896
                                 (212) 541-6222
                         Attn: Robert L. Lawrence, Esq.

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================================
 Title of securities to        Amount to be          Proposed maximum        Proposed maximum          Amount of
     be registered            registered (1)        offering price per      aggregate offering      registration fee
                                                         share (2)               price (2)
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par
value per share                 2,300,000                 $29.34                $67,482,000              $5,460
=======================================================================================================================

(1) This Registration Statement covers 2,000,000 shares of common stock (the "Common Stock"), $0.01 par value per share, of Jarden Corporation issuable pursuant to the Jarden Corporation 2003 Stock Incentive Plan (the "2003 Incentive Plan") and 300,000 shares of Common Stock issuable pursuant to the Jarden Corporation 2003 Employee Stock Purchase Plan (the "2003 Employee Plan") (the 2003 Incentive Plan and 2003 Employee Plan are collectively referred to herein as the "Plans"). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act") this Registration Statement covers an indeterminable number of additional shares of Common Stock as may hereafter be offered or issued pursuant to the Plans, to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without receipt of consideration.

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and 457(h), the proposed maximum offering price per share is based upon a price of $29.34 (the average of the high and low price of the Registrant's Common Stock as reported on The New York Stock Exchange on May 6, 2003).

                                EXPLANATORY NOTE
                                ----------------

     The 2,300,000 shares of common stock, $0.01 par value per share (the "Common Stock") of Jarden Corporation, a Delaware corporation (the "Company"), being registered pursuant to this Form S-8 are comprised of (i) 2,000,000 shares of the Common Stock issued or issuable to participants under the Jarden Corporation 2003 Stock Incentive Plan (the "2003 Incentive Plan") and (ii) 300,000 shares of Common Stock issued or issuable to participants under the Jarden Corporation 2003 Employee Stock Purchase Plan (the "2003 Employee Plan" and together with the 2003 Incentive Plan, the "Plans").

     This Registration Statement contains two parts. The first part contains a prospectus pursuant to Form S-3 (in accordance with Section C of the General Instructions to the Form S-8) which covers reoffers and resales of "restricted securities" and/or "control securities" (as such terms are defined in Section C of the General Instructions to Form S-8) of Jarden Corporation. This Reoffer prospectus relates to (i) up to 2,000,000 shares of common stock that may be issued to certain officers and directors of the Company pursuant to the 2003 Incentive Plan, and (ii) 300,000 shares of common stock that may be issued to certain employees of the Company pursuant to the 2003 Employee Plan. The second part of this Registration Statement contains Information Required in the Registration Statement pursuant to Part II of Form S-8. The Form S-8 portion of this Registration Statement will be used for offers of shares of Common Stock of Jarden Corporation pursuant to each of the Plans. The Plan Information specified by Part I of Form S-8 is not being filed with the Securities and Exchange Commission but will be delivered to all participants in the Plans pursuant to Securities Act Rule 428(b)(1).

                               REOFFER PROSPECTUS
                               JARDEN CORPORATION
                        2,300,000 SHARES OF COMMON STOCK
                           (PAR VALUE $0.01 PER SHARE)

     This Prospectus may be used by certain persons (the "Selling Stockholders") who may be deemed to be affiliates of Jarden Corporation, a Delaware corporation (the "Company" or the "Registrant"), to sell a maximum of 2,300,000 shares (the "Shares") of our common stock, $0.01 par value per share (the "Common Stock"), comprised of up to (i) 2,000,000 shares of Common Stock which may be purchased or acquired by the Selling Stockholders pursuant to the Jarden Corporation 2003 Stock Incentive Plan (the "2003 Incentive Plan"), and (ii) 300,000 shares of Common Stock which may be purchased or acquired by the Selling Stockholders pursuant to the Jarden Corporation 2003 Employee Stock Purchase Plan (the "2003 Employee Plan", and together with the 2003 Incentive Plan, the "Plans").

     All or a portion of the Shares offered hereby may be offered for sale, from time to time, on The New York Stock Exchange, or otherwise, at prices and terms then obtainable. All brokers' commissions or discounts will be paid by the Selling Stockholders. However, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), may be sold under Rule 144 rather than pursuant to this Prospectus. See "Plan of Distribution." We will receive none of the proceeds of this offering, although we will receive or have received cash upon the sale of stock to the Selling Stockholders under the Plans. See "Use of Proceeds." All expenses incurred in connection with the preparation and filing of this Prospectus and the related Registration Statement are being borne by us. See "Expenses."

     SEE "RISK FACTORS" ON PAGE 6 HEREOF FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CAREFULLY CONSIDERED BY PROSPECTIVE PURCHASERS.

     Our common stock is listed on The New York Stock Exchange. On May 6, 2003, the closing price of our common stock was $29.57 per share.

                            ------------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            ------------------------

                   The date of this Prospectus is May 8, 2003.

                              AVAILABLE INFORMATION

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith we are required to file periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by us can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as the Regional Offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 at the prescribed rates. The Commission also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically. The address of such site is http://www.sec.gov. The telephone number of the Commission is 800-SEC-0330. In addition, similar information can be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     This Prospectus omits certain of the information contained in the Registration Statement of which this Prospectus is a part (the "Registration Statement"), covering the Common Stock, which pursuant to the Securities Act is on file with the Commission. For further information with respect to us and our common stock, reference is made to the Registration Statement including the exhibits incorporated therein by reference or filed therewith. Statements herein contained concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit or incorporated by reference to the Registration Statement. The Registration Statement and the Exhibits may be inspected without charge at the offices of the Commission or copies thereof obtained at prescribed rates from the public reference section of the Commission at the addresses set forth above.

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is an offer to sell, or a solicitation of offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of common stock.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed by us with the Commission pursuant to the Exchange Act, are hereby incorporated by reference in this Registration Statement, except as superseded or modified herein:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act");

     (b) The Company's Current Report on Form 8-K, Date of Event - April 24, 2002, filed on May 9, 2002 pursuant to the Exchange Act;

     (c) The Company's Current Report on Form 8-K, Date of Event - January 7, 2003, filed on January 10, 2003 pursuant to the Exchange Act;

     (d) The Company's Current Report on Form 8-K, Date of Event - February 7, 2003, filed on February 14, 2003 pursuant to the Exchange Act;

     (e) The Company's Current Report on Form 8-K/A, Date of Event - February 7, 2003, filed on March 7, 2003 pursuant to the Exchange Act;

     (f) The Company's Current Report on Form 8-K, Date of Event - April 28, 2003, filed on April 28, 2003 pursuant to the Exchange Act;

     (g) The Company's Current Report on Form 8-K, Date of Event - May 1, 2003, filed on May 7, 2003 pursuant to the Exchange Act;

     (h) The Company's definitive Proxy Statement on Schedule 14A filed on March 28, 2003; and

     (i) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission on May 1, 2002 by the Company to register such securities under the Exchange Act, including all amendments and reports filed for the purpose of updating that description.

     All of such documents are on file with the Commission. In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     We hereby undertake to provide without charge to each person, including any beneficial owner of the Common Stock, to whom this Prospectus is delivered, on written or oral request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written or oral requests for such copies should be directed to our corporate secretary, c/o Jarden Corporation, 555 Theodore Fremd Avenue, Rye, New York 10580.

                                   THE COMPANY

COMPANY OVERVIEW

     Jarden Corporation was reincorporated in the State of Delaware in December 2001, having been originally incorporated in the State of Indiana in 1991. We are a leading provider of niche, branded consumer products used in and around the home, under leading brand names including Ball(R), Bernardin(R), Diamond(R), FoodSaver(R), Forster(R) and Kerr(R). In North America, we are the market leader in several targeted categories, including home canning, branded retail plastic cutlery, kitchen matches, toothpicks and home vacuum packaging. Many of our products are affordable, consumable and fundamental household staples, resulting in recurring revenues. Our highly recognized brands, innovative products and multi-channel distribution strategy have resulted in significant growth in revenue and earnings.

     We operate four business segments, which are branded consumables, home vacuum packaging, and plastic consumables, which collectively comprise our consumer products segments, and other. We derive approximately 90% of our sales from our consumer products segments.

BRANDED CONSUMABLES

     We manufacture, market and distribute a broad line of branded products that includes home canning jars, jar closures, plastic cutlery, kitchen matches, toothpicks, food preparation kits, craft items and other accessories marketed under the well-known Ball(R), Bernardin(R), Diamond(R), Forster(R), Fruit Fresh(R) and Kerr(R), brand names. We distribute our branded consumable products through approximately 2,600 grocery, mass merchant, hardware and specialty retail customers and deliver these products to over 11,000 "ship to" locations.

HOME VACUUM PACKAGING

     We source, market and distribute an array of home vacuum packaging machines under the market leading FoodSaver(R) brand name. We believe that the FoodSaver(R) vacuum packaging system is superior to more conventional means of food packaging, including freezer and storage bags and plastic containers, in preventing dehydration, rancidity, mold, freezer burn and hardening of food. The original FoodSaver(R) product was successfully launched through infomercials and has since expanded its distribution channels to be based primarily on retail customers. In addition to machines, we market and distribute an expanding line of proprietary bags and bag rolls for use with FoodSaver(R) machines which represent a recurring revenue source, along with accessories including canisters, jar sealers, and wine stoppers.

PLASTIC CONSUMABLES

     We manufacture, market and distribute a wide variety of plastic products including closures, contact lens packaging, plastic cutlery, refrigerator door liners, sport shooting ammunition components, surgical devices and syringes for industrial and manufacturing customers. Many of these products are consumable in nature or represent components of consumer products.

OTHER

     We manufacture a variety of other products, which use zinc ingot as a raw material. Our other business consists primarily of our zinc strip business, which is the largest producer of zinc strip and fabricated products in the United States. We are the sole source supplier of copper plated zinc penny blanks to both the United States Mint and the Royal Canadian Mint and are currently exploring opportunities with several other countries. In addition, we manufacture a line of industrial zinc items used in the plumbing, automotive, electrical component and European architectural markets, and the Lifejacket(R) anti-corrosion system. Our anti-corrosion zinc Lifejacket(R) is gaining recognition as a cost-effective solution to arrest the corrosion of the reinforcement steel within poured concrete structures.

                                      * * *

     Our principal executive offices are located at 555 Theodore Fremd Avenue, Rye, New York 10580. We make available free of charge through our web site, www.jarden.com, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports, and the proxy statement for our annual meeting of stockholders, as soon as reasonably practicable after such material is electronically filed with or furnished to the Securities and Exchange Commission.

                                  RISK FACTORS

     Prospective purchasers of the Common Stock should consider carefully the following risk factors relating to the business of the Company, together with the information and financial data set forth elsewhere in this Prospectus or incorporated herein by reference, prior to making an investment decision. This Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements are indicated by words or phrases such as "anticipate," "estimate," "expect," "plan," "intend," "project," " believe," and similar words or phrases. Such statements are based on current expectations and are subject to risks, uncertainties and assumptions. Certain of these risks are described below. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected.

                          RISKS RELATING TO THE COMPANY

OUR SIGNIFICANT INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL HEALTH, AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER OUR DEBT.

     We have a significant amount of indebtedness. Our significant indebtedness could:

     o make it more difficult for us to satisfy our obligations with respect to the debt securities;

     o increase our vulnerability to general adverse economic and industry conditions;

     o require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and investments and other general corporate purposes;

     o limit our flexibility in planning for, or reacting to, changes in our business and the markets in which we operate;

     o place us at a competitive disadvantage compared to our competitors that have less debt; and

     o   limit, among other things, our ability to borrow additional funds.

WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH TO SERVICE OUR INDEBTEDNESS. OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL.

     Our ability to make payments on and to refinance our indebtedness, including our 9 3/4% senior subordinated notes due 2012, and amounts borrowed under our senior credit facility, and to fund planned capital expenditures, expansion efforts and strategic acquisitions we may make in the future, if any, will depend on our success in generating cash in the future. This, to a certain extent, is subject to general economic, financial, competitive and other factors that are beyond our control.

     Based on our current level of operations, we believe our cash flow from operations, together with available cash and available borrowings under our senior credit facility, will be adequate to meet future liquidity needs for at least the next twelve months. However, we cannot assure you that our business will generate sufficient cash flow from operations in the future, that our currently anticipated growth in revenues and cash flow will be realized on schedule or that future borrowings will be available to us under the senior credit facility in an amount sufficient to enable us to service indebtedness or to fund other liquidity needs. We may need to refinance all or a portion of our indebtedness, including our 9 3/4% senior subordinated notes due 2012, and our senior credit facility, on or before maturity. We cannot assure you that we will be able to do so on commercially reasonable terms or at all.

REDUCTIONS, CANCELLATIONS, OR DELAYS IN CUSTOMER PURCHASES WOULD ADVERSELY AFFECT OUR PROFITABILITY.

     Many of our customers generally do not enter into long-term contracts or commitments with us. As a result, these customers may cancel their orders, change purchase quantities from forecast volumes, or delay purchases for a number of reasons beyond our control. Significant or numerous cancellations, reductions, or delays in purchases by customers could have a material adverse effect on our business, results of operations and financial condition. In addition, because many of our costs are fixed, a reduction in customer demand could have an adverse affect on our gross profit margins and operating income. A significant reduction in purchases from our largest customers could have a material adverse effect on our business, results of operations and financial condition.

OUR PERFORMANCE CAN FLUCTUATE WITH THE FINANCIAL CONDITION OF THE RETAIL
INDUSTRY.

     We sell our consumer products to retailers, including grocery, hardware, catalog, specialty retail and mass merchants, in the United States and Canada. A significant deterioration in the financial condition of our major customers could have a material adverse effect on our sales and profitability. We continually monitor and evaluate the credit status of our customers and attempt to adjust sales terms as appropriate. Despite these efforts, a bankruptcy filing by a key customer could have a material adverse effect on our business, results of operations and financial condition.

     In addition, as a result of the desire of retailers to more closely manage inventory levels, there is a growing trend among retailers to make purchases on a "just-in-time" basis. This requires us to shorten our lead time for production in certain cases and more closely anticipate demand, which could in the future require the carrying of additional inventories.

WE MAY BE ADVERSELY AFFECTED BY THE TREND TOWARDS RETAIL TRADE CONSOLIDATION.

     With the growing trend towards retail trade consolidation, we are increasingly dependent upon key retailers whose bargaining strength is growing. Our consumer products businesses may be negatively affected by changes in the policies of our retailer customers, such as inventory destocking, limitations on access to shelf space, price demands and other conditions.

SALES OF SOME OF OUR PRODUCTS ARE SEASONAL AND WEATHER RELATED.

     Sales of certain of our products, particularly our consumer products, are seasonal. Sales of our home canning products generally reflect the pattern of the growing season, and sales of our FoodSaver(R) products generally are strongest in the fourth quarter preceding the holiday season. Sales of these products may be negatively impacted by unfavorable weather conditions and other market trends. Periods of drought, for example, may adversely affect the supply and price of fruit, vegetables, and other foods available for home canning. Sales of our consumer products may also be adversely affected by the trend toward decreasing prices and increasing quality of purchased preserved food products. Either or both of these factors could have a material adverse effect on our business, results of operations and financial condition.

COMPETITION IN OUR INDUSTRIES MAY HINDER OUR ABILITY TO EXECUTE OUR BUSINESS STRATEGY, ACHIEVE PROFITABILITY, OR MAINTAIN RELATIONSHIPS WITH EXISTING CUSTOMERS.

     We operate in highly competitive industries. We compete against numerous other domestic and foreign companies, many of which are more established in their industries and have substantially greater revenue or resources than we do. We also face competition from the manufacturing operations of our current and potential customers in our plastic consumables and other businesses. A shift away from outsourcing on behalf of our current or potential customers could have a material adverse effect on our business, results of operations and financial condition. Competition could cause price reductions, reduced profits or losses, or loss of market share, any of which could have a material adverse effect on our business.

     To compete effectively in the future in our consumer products businesses, among other things, we must:

     o   maintain strict quality standards;

     o   develop new products that appeal to consumers; and

     o   deliver products on a reliable basis at competitive prices.

     To compete effectively in the future in our manufacturing businesses, among other things, we must:

     o   provide technologically advanced manufacturing services;

     o   maintain strict quality standards;

     o   respond flexibly and rapidly to customers' design and schedule changes;
         and

     o   deliver products on a reliable basis at competitive prices.

     Our inability to do any of these things could have a material adverse effect on our business, results of operations and financial condition.

IF WE FAIL TO DEVELOP NEW OR EXPAND EXISTING CUSTOMER RELATIONSHIPS, OUR ABILITY TO GROW OUR BUSINESS WILL BE IMPAIRED.

     Our growth depends to a significant degree upon our ability to develop new customer relationships and to expand existing relationships with current customers. We cannot guarantee that new customers will be found, that any such new relationships will be successful when they are in place, or that business with current customers will increase. Failure to develop and expand such relationships could have a material adverse effect on our business, results of operations and financial condition.

OUR OPERATIONS ARE SUBJECT TO A NUMBER OF FEDERAL, STATE AND LOCAL ENVIRONMENTAL REGULATIONS.

     Our operations are subject to Federal, state and local environmental and health and safety laws and regulations including those that impose workplace standards and regulate the discharge of pollutants into the environment and establish standards for the handling, generation, emission, release, discharge, treatment, storage and disposal of materials and substances including solid and hazardous wastes. We believe that we are in material compliance with such laws and regulations and that the cost of maintaining compliance will not have a material adverse effect on our business, results of operations or financial condition. While we do not anticipate having to make, and historically have not had to make, significant capital expenditures in order to comply with applicable environmental laws and regulations, due to the nature of our operations and the frequently changing nature of environmental compliance standards and technology, we cannot predict with any certainty that future material capital expenditures will not be required.

WE MAY BE ADVERSELY AFFECTED BY REMEDIATION OBLIGATIONS MANDATED BY APPLICABLE ENVIRONMENTAL LAWS.

     In addition to operational standards, environmental laws also impose obligations on various entities to clean up contaminated properties or to pay for the cost of such remediation, often upon parties that did not actually cause the contamination. Accordingly, we may become liable, either contractually or by operation of law, for remediation costs even if the contaminated property is not presently owned or operated by us, is a landfill or other location where we have disposed wastes, or if the contamination was caused by third parties during or prior to our ownership or operation of the property. Given the nature of the past industrial operations conducted by us and others at these properties, there can be no assurance that all potential instances of soil or groundwater contamination have been identified, even for those properties where an environmental site assessment has been conducted. We do not believe that any of our existing remediation obligations, including at third-party sites where we have been named a potentially responsible party, will require material capital or operating expenditures or will otherwise have a material adverse effect upon our business, results of operations or financial condition. However, future events, such as changes in existing laws or policies or their enforcement, or the discovery of currently unknown contamination, may give rise to additional remediation liabilities that may be material.

WE DEPEND UPON KEY PERSONNEL.

     We are highly dependent on the continuing efforts of our executive officers, including Martin E. Franklin, our Chairman and Chief Executive Officer, and Ian G.H. Ashken, our Vice Chairman and Chief Financial Officer, and we likely will depend on the senior management of any significant business we acquire in the future. Our business, results of operations and financial condition could be materially adversely affected by the loss of any of these persons and the inability to attract and retain qualified replacements.

WE ENTER INTO CONTRACTS WITH THE UNITED STATES GOVERNMENT AND OTHER GOVERNMENTS.

     We have entered into a contract with the United States government to supply penny blanks to the United States Mint. We have also entered into a contract with the Canadian government to supply penny blanks to the Royal Canadian Mint. These contracts contain termination provisions customary for government contracts. The United States government and Canadian government retain the right to terminate these contracts at their convenience. These contracts are also subject to reduction or modification in the event of changes in government requirements or budgetary constraints.

     The United States Mint announced in the fourth quarter of 2001 that it was implementing an inventory reduction program for all coinage. In addition, several times in recent years, proposed legislation has been introduced which, if passed, could reduce or eliminate the circulation of the penny. If production, use or demand for the U.S. penny is reduced, it could have a material adverse effect on our business, results of operations and financial condition.

OUR OPERATING RESULTS CAN BE ADVERSELY AFFECTED BY CHANGES IN THE COST OR AVAILABILITY OF RAW MATERIALS.

     Pricing and availability of raw materials for use in our businesses can be volatile due to numerous factors beyond our control, including general, domestic and international economic conditions, labor costs, production levels, competition, import duties and tariffs and currency exchange rates. This volatility can significantly affect the availability and cost of raw materials for us, and may, therefore, have a material adverse effect on our business, results of operations and financial condition.

     During periods of rising prices of raw materials, there can be no assurance that we will be able to pass any portion of such increases on to customers. Conversely, when raw material prices decline, customer demands for lower prices could result in lower sale prices and, to the extent we have existing inventory, lower margins. As a result, fluctuations in raw material prices could have a material adverse effect on our business, results of operations and financial condition.

     Some of the products we manufacture require particular types of glass, plastic, metal or other materials. Supply shortages for a particular type of material can delay production or cause increases in the cost of manufacturing our products. This could have a material adverse effect on our business, results of operations and financial condition.

WE MAY EXPERIENCE DIFFICULTY IN INTEGRATING ACQUIRED BUSINESSES, WHICH MAY INTERRUPT OUR BUSINESS OPERATIONS.

     We intend to grow through the acquisition of additional companies, such as the recent acquisition of the business assets of Diamond Brands, Incorporated. We expect to face competition for acquisition candidates, which may limit the number of opportunities and may lead to higher acquisition prices. There can be no assurance that we will be able to identify, acquire, or manage profitably additional businesses or to integrate successfully any acquired businesses into our existing business without substantial costs, delays or other operational or financial difficulties. Further, acquisitions involve a number of special risks, including failure of the acquired business to achieve expected results, diversion of management's attention, failure to retain key personnel of the acquired business and risks associated with unanticipated events or liabilities, some or all of which could have a material adverse effect on our business, results of operations and financial condition.

OUR BUSINESS COULD BE ADVERSELY AFFECTED BECAUSE OF RISKS WHICH ARE PARTICULAR TO INTERNATIONAL OPERATIONS.

     International sales (and the international operations of our customers) are subject to inherent risks which could adversely affect us, including, among other things:

     o   fluctuations in the value of currencies;

     o unexpected changes in and the burdens and costs of compliance with a variety of foreign laws;

     o   political and economic instability;

     o   increases in duties and taxation; and

     o reversal of the current policies (including favorable tax and lending policies) encouraging foreign investment or foreign trade by our host countries.

WE DEPEND ON OUR PATENTS AND PROPRIETARY RIGHTS.

     Our success with our proprietary products depends, in part, on our ability to protect our current and future technologies and products and to defend our intellectual property rights. If we fail to adequately protect our intellectual property rights, competitors may manufacture and market products similar to ours. We cannot be sure that we will receive patents for any of our patent applications or that any existing or future patents that we receive or license will provide competitive advantages for our products. We also cannot be sure that competitors will not challenge, invalidate or avoid the application of any existing or future patents that we receive or license. In addition, patent rights may not prevent our competitors from developing, using or selling products that are similar or functionally equivalent to our products. Furthermore, the patents we maintain on the bags used for vacuum sealing expire in 2005 and the patents we maintain on our home vacuum packaging systems expire in 2009. We are currently applying for patents on new bags and vacuum packaging systems that we recently acquired.

THE EMPLOYEES OF CERTAIN OF OUR VENDORS AND TRANSPORTATION SERVICES WE UTILIZE ARE REPRESENTED BY LABOR UNIONS.

     Strikes, work stoppages and slowdowns by our vendors and transportation services we utilize may affect our ability to meet our customers' needs, and customers may do more business with our competitors if they believe that such actions may adversely affect our ability to provide service. We may face loss of customers if we are unable to provide uninterrupted provision of our customers' needs.

CERTAIN OF OUR EMPLOYEES ARE REPRESENTED BY LABOR UNIONS.

     Approximately 400 of our employees are covered by collective bargaining agreements. One of these agreements expires at our branded consumables facility (Muncie, Indiana) on October 15, 2006, one at our metals facility (Greeneville, Tennessee) on October 4, 2003 and two at our kitchen match and toothpick manufacturing facility (Cloquet, Minnesota) in February 2008. While we have not experienced a work stoppage, slowdown or strike during the past five years and management believes that its relationships with our collective bargaining units are good, no assurance can be made that we will not experience a work stoppage, slowdown or strike in the future. A work stoppage, slowdown or strike by our employees, or the employees of our customers, could have a material adverse effect on our business, results of operations and financial condition.

WE DEPEND ON SUPPLIERS IN ASIA.

     The vast majority of our FoodSaver(R) products are manufactured by third party suppliers in China and Korea. Any adverse change in, among other things, any of the following could have a material adverse effect on our business, results of operations and financial condition:

     o   our relationship with these suppliers;

     o   the financial condition of these suppliers;

     o   our ability to import outsourced products; or

     o these suppliers' ability to manufacture and deliver outsourced products on a timely basis.

     We cannot assure you that we could quickly or effectively replace any of our suppliers if the need arose, and we cannot assure you that we could retrieve tooling and molds possessed by any of our suppliers. Our dependence on these few suppliers could also adversely affect our ability to react quickly and effectively to changes in the market for our products. In addition, international manufacturing is subject to significant risks, including, among other things:

     o   labor unrest;

     o   political instability;

     o   restrictions on transfer of funds;

     o   domestic and international customs and tariffs;

     o   unexpected changes in regulatory environments; and

     o   potentially adverse tax consequences.

Labor in China has historically been readily available at relatively low cost as compared to labor costs applicable in other nations. China has experienced rapid social, political and economic change in recent years. We cannot assure you that labor will continue to be available to us in China at costs consistent with historical levels. A substantial increase in labor costs in China could have a material adverse effect on our business, results of operations and financial condition. Although China currently enjoys "most favored nation" trading status with the United States, the U.S. government has in the past proposed to revoke such status and to impose higher tariffs on products imported from China. We cannot assure you that our business will not be affected by the aforementioned risks, each of which could have a material adverse effect on our business, results of operations and financial condition.

WE CANNOT BE CERTAIN THAT OUR PRODUCT INNOVATIONS AND MARKETING SUCCESSES WILL CONTINUE.

We believe that our future success will depend, in part, upon our ability to continue to introduce innovative designs in our existing products and to develop, manufacture and market new products. We cannot assure you that we will be successful in the introduction, marketing and manufacturing of any new products or product innovations, or develop and introduce in a timely manner innovations to our existing products which satisfy customer needs or achieve market acceptance. Our failure to develop new products and introduce them successfully and in a timely manner would harm our ability to grow our business and could have a material adverse effect on our business, results of operations and financial condition.

CLAIMS MADE AGAINST US BASED ON PRODUCT LIABILITY COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS.

     As a producer and marketer of consumer products, we are subject to the risk of claims for product liability. We maintain product liability insurance, but there is a risk that our coverage will not be sufficient to insure against all claims which may be brought against us, or that we will not be able to maintain that coverage or obtain additional insurance covering existing or new products. If a product liability claim exceeding our insurance coverage were to be successfully asserted against us, it could have a material adverse effect on our business, results of operations and financial condition.

THE INDENTURES RELATED TO THE DEBT SECURITIES, OUR 9 3/4% SENIOR SUBORDINATED NOTES DUE 2012, AND OUR SENIOR CREDIT FACILITY CONTAIN VARIOUS COVENANTS WHICH LIMIT OUR MANAGEMENT'S DISCRETION IN THE OPERATION OF OUR BUSINESS.

     Each of our senior credit facility and the indentures related to our 9 3/4% senior subordinated notes duE 2012, contain various provisions that limit our management's discretion by restricting our and our subsidiaries' ability to, among other things:

o    incur additional indebtedness;

o    pay dividends or distributions on, or redeem or repurchase, capital stock;

o    make investments;

o    engage in transactions with affiliates;

o    incur liens;

o    transfer or sell assets; and

o    consolidate, merge or transfer all or substantially all of our assets.

     In addition, our senior credit facility requires us to meet certain financial ratios. Any failure to comply with the restrictions of our senior credit facility or the indentures related to our 9 3/4% senior subordinated notes due 2012 may result in an event of default. An event of default may allow the creditors, if the agreements so provide, to accelerate the related debt as well as any other debt to which a cross-acceleration or cross-default provision applies. In addition, the lenders may be able to terminate any commitments they had made to supply us with further funds.

WE MAY NOT HAVE THE ABILITY TO RAISE THE FUNDS NECESSARY TO FINANCE THE CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURES RELATED TO OUR 9 3/4% SENIOR SUBORDINATED NOTES DUE 2012.

     Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes under the indentures related to our 9 3/4% senior subordinated notes due 2012. However, it iS possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of these notes. In addition, restrictions in our senior credit facility prohibit repurchases of the notes unless a waiver is obtained from the lenders or our senior credit facility is repaid in full. If we fail to repurchase the notes following a change of control, we will be in default under the indentures related to the notes, which will result in a cross-default under our senior credit facility. Any future debt, including the debt securities, which we incur may also contain restrictions on repayment of the notes. In addition, certain important corporate events, such as leveraged recapitalizations, that would increase the level of our indebtedness would not constitute a change of control under the indentures related to the notes.

                        RISKS RELATED TO OUR COMMON STOCK

DELAWARE LAW MAY LIMIT POSSIBLE TAKEOVERS.

     Our certificate of incorporation makes us subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. In general,
Section 203 prohibits publicly-held Delaware corporations to which it applies from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. This provision could discourage others from bidding for our shares and could, as a result, reduce the likelihood of an increase in our stock price that would otherwise occur if a bidder sought to buy our stock.

THE MARKET PRICE FOR OUR COMMON STOCK IS VOLATILE.

     The market price for our common stock may be highly volatile. We believe that a variety of factors, including announcements by us or our competitors, quarterly variations in financial results, trading volume, general market trends and other factors, could use the market price of our common stock to fluctuate substantially. Additionally, the market in general, and our common stock in particular, may be subject to increased volatility due to general economic conditions, the terrorist attacks in New York and Washington, D.C., any war and any resulting conflicts.

WE MAY ISSUE A SUBSTANTIAL AMOUNT OF OUR COMMON STOCK IN CONNECTION WITH FUTURE ACQUISITIONS AND THE SALE OF THOSE SHARES COULD ADVERSELY AFFECT OUR STOCK PRICE.

     As part of our growth strategy, we anticipate issuing additional shares of our common stock, preferred stock, and warrants. We have filed and may file other shelf registration statements with the Securities and Exchange Commission that we may use to sell shares of our common stock preferred stock, and warrants from time to time in connection with acquisitions. To the extent that we are able to grow through acquisitions for stock or warrants to purchase our stock, the number of outstanding shares of stock that will be eligible for sale in the future is likely to increase substantially. Persons receiving warrants or shares of our common or preferred stock in connection with these acquisitions may be more likely to sell large quantities of their warrants and stock which may influence the price of our common stock. In addition, the potential issuance of additional shares in connection with anticipated acquisitions could lessen demand for our common stock and result in a lower price than would otherwise be obtained.

OUR STOCK PRICE MAY BE ADVERSELY AFFECTED IF OUR STOCKHOLDERS SELL SUBSTANTIAL AMOUNTS OF OUR COMMON STOCK, OR, IF AND WHEN ISSUED, OUR PREFERRED STOCK OR WARRANTS CONVERTIBLE INTO OUR COMMON STOCK, IN THE PUBLIC MARKET FOLLOWING THE OFFERING.

     If our stockholders sell substantial amounts of our common stock, or if and when issued, our preferred stock or warrants convertible into our common stock, in the public market following this offering, the market price of our common stock could fall. These sales might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate and may require us to issue greater amounts of our common stock to finance such acquisition. Additional shares sold in this offering or to finance acquisitions may dilute our earnings per share if the new operations' earnings are disappointing.

FOR ALL OF THE FOREGOING REASONS AND OTHERS SET FORTH IN THIS PROSPECTUS, THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. ANY PERSON CONSIDERING AN INVESTMENT IN THE SECURITIES OFFERED HEREBY SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS PROSPECTUS. THE SECURITIES SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD A TOTAL LOSS OF THEIR INVESTMENT IN THE COMPANY.

                           FORWARD-LOOKING STATEMENTS

     Certain statements we make in this prospectus, and other written or oral statements by us or our authorized officers on our behalf, may constitute "forward looking statements" within the meaning of the Federal securities laws. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, our competitive strengths and weaknesses, our business strategy and the trends we anticipate in the industry and economies in which we operate and other information that is not historical information. Words or phrases such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes" and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, our examination of historical operating trends, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them, but we cannot assure you that our expectations, beliefs and projections will be realized.

     Before you invest in our common stock, you should be aware that the occurrence of the events described in the immediately above section captioned "Risk Factors" and otherwise discussed elsewhere in this prospectus or in materials incorporated in this prospectus by reference to our other filings with the Commission, could have a material adverse affect on our business, financial condition and results of operation.

     The data included in this prospectus regarding markets and ranking, including the size of certain markets and our position and the position of our competitors within these markets, are based on independent industry publications, reports of government agencies or other published industry sources or our estimates based on management's knowledge and experience in the markets in which we operate. Our estimates have been based on information provided by customers, suppliers, trade and business organizations and other contacts in the markets in which we operate. We believe these estimates to be accurate as of the date of this prospectus. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for our estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in a survey of market size. As a result, you should be aware that market, ranking and other similar data included in this prospectus, and estimates and beliefs based on that data, may not be reliable.

                              SELLING STOCKHOLDERS

     This prospectus relates to Shares that are being registered for reoffers and resales by Selling Stockholders who have acquired or may acquire Shares pursuant to each of the Plans. The Selling Stockholders may resell any or all of the Shares at any time they choose while this prospectus is effective.

     Executive officers and directors, their family members, trusts for their benefit, or entities that they own, that acquire Common Stock under the Plans will be listed by a prospectus supplement filed with the SEC. The number of Shares to be sold by any Selling Stockholder under this prospectus also may be increased or decreased by a prospectus supplement. If a person's name is listed by a prospectus supplement, neither that person nor we are making an admission that the named person is our "affiliate."

                              PLAN OF DISTRIBUTION

     The Selling Stockholders (or their pledgees, donees, transferees, or other successors in interest) from time to time may sell all or a portion of the Shares "at the market" to or through a marketmaker or into an existing trading market, in private sales, including direct sales to purchasers, or otherwise at prevailing market prices or at negotiated or fixed prices. By way of example, and not by way of limitation, the Shares may be sold by one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may purchase and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the seller may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the seller in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

     The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealer which purchases Shares as principal or any profits received on the resale of such Shares may be deemed to be underwriting discounts and commissions under the Securities Act.

     In order to comply with certain state securities law, if applicable, the Common Stock will not be sold in a particular state unless the Common Stock has been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

     Each Selling Stockholder will deliver a Prospectus in connection with the sale of the Shares.

                                    EXPENSES

     All expenses of this Offering, including the expenses of the registration of the Shares of Common Stock offered hereby, will be borne by us. It is estimated that the total amount of such expenses will not exceed $40,000.

                                 USE OF PROCEEDS

     The Company will not realize any proceeds from the sale of the Common Stock which may be sold pursuant to this prospectus for the respective accounts of the Selling Stockholders. The Company, however, will derive proceeds from the sale of stock to Selling Stockholders and upon the exercise of the options granted to Selling Stockholders. All such proceeds will be available to the Company for working capital and general corporate purposes. No assurances can be given, however, as to when or if any or all of the Options will be exercised.

                                    LEGALITY

     Certain legal matters in connection with the securities offered hereunder will be passed upon for the Company by Kane Kessler, P.C., 1350 Avenue of the Americas, New York, New York 10019.

                                     EXPERTS

     The consolidated financial statements of Jarden Corporation and its subsidiaries appearing in its Annual Report (Form 10-K) for the year ended December 31, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Tilia International, Inc. and its subsidiaries incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto. Arthur Andersen LLP has not consented to the inclusion of their report in this prospectus, and we have dispensed with the requirement to file their consent in reliance upon Rule 437a of the Securities Act of 1933. Because Arthur Andersen LLP has not consented to the inclusion of their report in this prospectus, you will not be able to recover against Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

     The consolidated financial statements of Diamond Brands, Incorporated and its subsidiaries appearing in the Company's Current Report on Form 8-K/A filed on March 7, 2003 for the year ended December 31, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     This Prospectus contains information concerning the Company, but does not contain all of the information set forth in the Registration Statement and the Exhibits relating thereto, which the Company has filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, as amended, and to which reference is hereby made.

                            -------------------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

AVAILABLE INFORMATION.......................................................  2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................  2

THE COMPANY.................................................................  4

RISK FACTORS................................................................  6

SELLING STOCKHOLDERS........................................................ 16

PLAN OF DISTRIBUTION........................................................ 17

EXPENSES.................................................................... 18

USE OF PROCEEDS............................................................. 18

LEGALITY.................................................................... 18

EXPERTS..................................................................... 18

No dealer, salesperson or other person has been authorized to given any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there have been no changes in the affairs of the Company since the date hereof.

                            ------------------------

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") by Jarden Corporation, a Delaware corporation (the "Company"), are incorporated by reference into the Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act");

     (b) The Company's Current Report on Form 8-K, Date of Event - April 24, 2002, filed on May 9, 2002 pursuant to the Exchange Act;

     (c) The Company's Current Report on Form 8-K, Date of Event - January 7, 2003, filed on January 10, 2003 pursuant to the Exchange Act;

     (d) The Company's Current Report on Form 8-K, Date of Event - February 7, 2003, filed on February 14, 2003 pursuant to the Exchange Act;

     (e) The Company's Current Report on Form 8-K/A, Date of Event - February 7, 2003, filed on March 7, 2003 pursuant to the Exchange Act;

     (f) The Company's Current Report on Form 8-K, Date of Event - April 28, 2003, filed on April 28, 2003 pursuant to the Exchange Act;

     (g) The Company's Current Report on Form 8-K, Date of Event - May 1, 2003, filed on May 7, 2003 pursuant to the Exchange Act;

     (h) The Company's definitive Proxy Statement on Schedule 14A filed on March 28, 2003; and

     (i) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission on May 1, 2002 by the Company to register such securities under the Exchange Act, including all amendments and reports filed for the purpose of updating that description.

     In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify our officers and directors under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

     As permitted by the DGCL, our Charter provides that, to the fullest extent permitted by the DGCL, no director shall be liable to the Company or to its stockholders for monetary damages for breach of his fiduciary duty as a director. Delaware law does not permit the elimination of liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases or (iv) for any transaction from which the director derives an improper personal benefit. The effect of this provision in the Charter is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above. These provisions will not alter the liability of directors under federal securities laws.

     Our Charter provides that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     Our Charter also provides that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Our Charter also provides that to the extent a director or officer of the Company has been successful in the defense of any action, suit or proceeding referred to in the previous paragraphs or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for in the Charter shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the Company may purchase and maintain insurance on behalf of a director or officer of the Company against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the Company would have the power to indemnify him against such liabilities under the provisions of Section 145 of the DGCL.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Certain restricted securities to be reoffered and resold pursuant to this Registration Statement were issued under the Plans and in transactions exempt from registration pursuant to Section 4(2) of the Securities Act.

ITEM 8. EXHIBITS

Exhibit No.     Description of Exhibits
-----------     -----------------------

    4.1 Jarden Corporation 2003 Stock Incentive Plan (filed as Appendix B to the Registrant's Proxy Statement dated March 28, 2003, filed with the Commission on March 28, 2003)*

    4.2 Jarden Corporation 2003 Employee Stock Purchase Plan (filed as Appendix C to the Registrant's Proxy Statement dated March 28, 2003, filed with the Commission on March 28, 2003)*

    5.1 Opinion of Kane Kessler, P.C. regarding the legality of the securities being registered.**

   23.1         Consent of Ernst & Young LLP.**

   23.2         Consent of Ernst & Young LLP.**

   24.1 Power of Attorney (included in the signature pages of this registration statement).**

--------------

*    Incorporated by reference.
**   Filed herewith.

ITEM 9. UNDERTAKINGS

     A. The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye, State of New York, on this 8th day of May, 2003.



                                 JARDEN CORPORATION


                                 By: /s/ Martin E. Franklin
                                    --------------------------------------------
                                    Name:  Martin E. Franklin
                                    Title: Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

     Each of the undersigned officers and directors of Jarden Corporation hereby severally constitutes and appoints Ian G. H. Ashken as the attorney-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this Registration Statement, any subsequent Registration Statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                    Title                                Date
---------                    -----                                ----

/s/ Martin E. Franklin
-------------------------    Chairman and Chief Executive         May 8, 2003
Martin E. Franklin           Officer (Principal Executive
                             Officer)
/s/ Ian G. H. Ashken
-------------------------    Vice Chairman, Chief Financial       May 8, 2003
Ian G. H. Ashken             Officer and Secretary (Principal
                             Financial Officer and Principal
                             Accounting Officer)
/s/ Rene-Pierre Azria
-------------------------    Director                             April 24, 2003
Rene-Pierre Azria

/s/ Douglas W. Huemme
-------------------------    Director                             April 24, 2003
Douglas W. Huemme

/s/ Richard Molen
-------------------------    Director                             April 24, 2003
Richard Molen

/s/ Lynda W. Popwell
-------------------------    Director                             April 24, 2003
Lynda W. Popwell

/s/ Irwin D. Simon
-------------------------    Director                             April 24, 2003
Irwin D. Simon

/s/ Robert L. Wood
-------------------------    Director                             April 24, 2003
Robert L. Wood

                                  EXHIBIT INDEX

ITEM 8. EXHIBITS

Exhibit No.     Description of Exhibits
-----------     -----------------------

    4.1 Jarden Corporation 2003 Stock Incentive Plan (filed as Appendix B to the Registrant's Proxy Statement dated March 28, 2003, filed with the Commission on March 28, 2003)*

    4.2 Jarden Corporation 2003 Employee Stock Purchase Plan (filed as Appendix C to the Registrant's Proxy Statement dated March 28, 2003, filed with the Commission on March 28, 2003)*

    5.1 Opinion of Kane Kessler, P.C. regarding the legality of the securities being registered.**

   23.1         Consent of Ernst & Young LLP.**

   23.2         Consent of Ernst & Young LLP.**

   24.1 Power of Attorney (included in the signature pages of this registration statement).**

--------------

*    Incorporated by reference.
**   Filed herewith.